UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2006

MARATHON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32983	20-4813290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

623 5th Avenue, 26th Floor

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2006, the underwriters for the initial public offering (“Offering”) of Marathon Acquisition Corp. (the “Company”) exercised their over-allotment option, which closed on September 27, 2006 (the “Over-Allotment Option Exercise”), and purchased an additional 2,535,850 Units (“Units”). Each Unit consists of one share of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”), each to purchase one share of the Company’s Common Stock at $6.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $20,286,800 and net proceeds of approximately $18,866,724 after deducting underwriting discounts and commissions, and offering costs.

All of the net proceeds from the Over-Allotment Option Exercise and approximately $405,736 of deferred underwriting discounts and commissions were placed in the Company’s trust account.

The financial statements as of September 27, 2006 reflecting receipt of the net proceeds received by the Company upon consummation of the Offering and the Over-Allotment Option Exercise have been issued by the Company and have been audited by Eisner LLP and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2006	MARATHON ACQUISITION CORP.

	By:	/s/Michael S. Gross
Michael S. Gross
Chairman, Chief Executive Officers and Secretary